SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 26, 2001
(To Prospectus dated January 10, 2001)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2001-6
                                     Issuer

                               ------------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated February 26, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 10, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $620,550.




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

================================================================================
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
================================================================================

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 509 Mortgage Loans having an aggregate Stated Principal Balance of approximately $175,650,355.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
Total Number of Mortgage Loans...................................................                  509
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 3.14%
         60-90 days..............................................................                 0.79%
         91 days or more (excluding pending foreclosures)........................                 0.20%
                                                                                                  -----
         Total Delinquencies.....................................................                 4.13%
                                                                                                  =====
Foreclosures Pending.............................................................                 1.77%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 5.90%
                                                                                                  =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                         At           At
                                                                 At February 28(29),                December 31,    June 30,
                                            ------------------------------------------------------  ------------  ------------
                                                1998          1999          2000          2001          2001          2002
                                            ------------  ------------  ------------  ------------  ------------  ------------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days........................         1.08%         1.03%         1.36%         1.61%         1.89%         1.85%
        60-89 days........................          0.16          0.18          0.22          0.28          0.39          0.40
        90 days or more (excluding
           pending foreclosures)..........          0.16          0.12          0.16          0.14          0.23          0.28
                                            ------------  ------------  ------------  ------------  ------------  ------------
            Total of delinquencies                 1.40%         1.32%         1.75%         2.03%         2.51%         2.53%
                                            ============  ============  ============  ============  ============  ============
   Foreclosures pending...................         0.17%         0.14%         0.16%         0.27%         0.31%         0.28%
                                            ============  ============  ============  ============  ============  ============

   Total delinquencies and
       foreclosures pending...............         1.57%         1.46%         1.91%         2.30%         2.82%         2.81%
                                            ============  ============  ============  ============  ============  ============

   Net Gains/(Losses) on
       liquidated loans(1)................  $(2,662,000)  $(2,882,524)  $(3,076,240)  $(2,988,604)  $(5,677,141)  $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2).............      (0.024)%      (0.018)%      (0.017)%      (0.014)%      (0.022)%      (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1)..............      (0.027)%      (0.021)%      (0.017)%      (0.015)%      (0.023)%      (0.011)%

(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $620,550, evidencing a beneficial ownership interest of approximately 0.35% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $159,387,267 and evidenced in the aggregate a beneficial ownership interest of approximately 90.74% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $16,263,088, and evidenced in the aggregate a beneficial ownership interest of approximately 9.26% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $620,550 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 87.0%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                  Percentage of the Prepayment Assumption
                                -------------------------------------------
        Class                    0%       100%      250%     400%      500%
        -----                   ----      ----      ----     ----      ----
        Class PO............    0.8%      1.4%      2.7%     4.2%      5.3%




         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                       Class PO
                                       Percentage of the Prepayment Assumption
                                     -------------------------------------------
          Distribution Date           0%      100%      250%      400%      500%
          -----------------          ---      ----      ----      ----      ----
Initial Percent..................    100      100       100       100       100
October 30, 2002                      77       76        76        76        75
October 25, 2003                      76       71        65        59        55
October 25, 2004                      74       66        55        44        38
October 25, 2005                      73       61        45        33        26
October 25, 2006                      71       56        38        25        18
October 25, 2007                      70       52        32        18        12
October 25, 2008                      68       47        26        14         8
October 25, 2009                      67       43        22        10         6
October 25, 2010                      65       40        18        7          4
October 25, 2011                      63       36        15        5          3
October 25, 2012                      60       33        12        4          2
October 25, 2013                      58       30        10        3          1
October 25, 2014                      56       27        8         2          1
October 25, 2015                      53       24        6         2          1
October 25, 2016                      50       21        5         1          0
October 25, 2017                      48       19        4         1          0
October 25, 2018                      46       17        3         1          0
October 25, 2019                      43       15        3         0          0
October 25, 2020                      40       13        2         0          0
October 25, 2021                      37       11        2         0          0
October 25, 2022                      34       10        1         0          0
October 25, 2023                      31        8        1         0          0
October 25, 2024                      27        7        1         0          0
October 25, 2025                      23        6        1         0          0
October 25, 2026                      19        4        0         0          0
October 25, 2027                      15        3        0         0          0
October 25, 2028                      11        2        0         0          0
October 25, 2029                      6         1        0         0          0
October 25, 2030                      2         0        0         0          0
October 25, 2031                      0         0        0         0          0
Weighted Average Life (years) **    17.27     9.99      5.46      3.55      2.83

------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $7,485,910 and $200,000 and $8,400,000, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

    o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

    o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

         The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-6
                                     Group 1

                Current Mortgage Rates of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
              Current                    Number of             Aggregate Principal           Percent of Mortgage
         Mortgage Rate (%)            Mortgage Loans           Balace Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
               6.750                        3                      1,063,236.19                   0.73
               6.875                        9                      4,510,984.24                   3.11
               7.000                       10                      4,595,726.70                   3.17
               7.125                        9                      3,228,933.67                   2.23
               7.250                       31                     12,368,129.28                   8.54
               7.375                       39                     15,916,711.78                  10.99
               7.500                       46                     17,039,214.00                  11.77
               7.610                        1                        265,829.02                   0.18
               7.625                       38                     14,362,650.36                   9.92
               7.630                        1                        279,786.10                   0.19
               7.750                       43                     16,820,073.54                  11.61
               7.875                       53                     20,773,748.20                  14.34
               7.910                        1                        333,110.50                   0.23
               8.000                       33                      9,564,119.16                   6.60
               8.125                       26                      6,181,298.62                   4.27
               8.250                       23                      5,598,390.91                   3.87
               8.295                        1                        275,659.44                   0.19
               8.375                        5                      1,832,479.28                   1.27
               8.500                       21                      4,735,746.99                   3.27
               8.625                        7                      1,272,803.73                   0.88
               8.750                        3                      1,103,970.46                   0.76
               8.875                        4                      1,234,981.82                   0.85
               9.000                        2                        671,722.02                   0.46
               9.125                        1                        470,550.44                   0.32
               9.225                        1                        329,406.99                   0.23
------------------------------------------------------------------------------------------------------------------
Total                                     411                    144,829,263.44                 100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.6942% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.6935% per annum.

                  Current Mortgage Loan Principal Balances (1)

------------------------------------------------------------------------------------------------------------------
          Current Mortgage                  Number of             Aggregate Principal           Percent of Mortgage
          Loan Balance ($)               Mortgage Loans           Balace Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
          0.01 to 50,000.00                     3                        116,938.94                  0.08
     50,000.01 to 100,000.00                   21                      1,562,231.50                  1.08
    100,000.01 to 150,000.00                   26                      3,263,394.77                  2.25
    150,000.01 to 200,000.00                   35                      6,092,329.91                  4.21
    200,000.01 to 250,000.00                    8                      1,767,352.60                  1.22
    250,000.01 to 300,000.00                   33                      9,406,743.78                  6.50
    300,000.01 to 350,000.00                   95                     30,884,110.00                 21.32
    350,000.01 to 400,000.00                   76                     28,473,465.72                 19.66
    400,000.01 to 450,000.00                   23                      9,837,799.54                  6.79
    450,000.01 to 500,000.00                   28                     13,257,444.45                  9.15
    500,000.01 to 550,000.00                   20                     10,430,139.56                  7.20
    550,000.01 to 600,000.00                   12                      6,852,634.60                  4.73
    600,000.01 to 650,000.00                   10                      6,331,899.41                  4.37
    650,000.01 to 700,000.00                    6                      4,027,154.96                  2.78
    700,000.01 to 750,000.00                    6                      4,402,021.36                  3.04
    750,000.01 to 1,000,000.00                  7                      5,797,536.72                  4.00
  1,000,000.01 to 1,500,000.00                  2                      2,326,065.62                  1.61
------------------------------------------------------------------------------------------------------------------
Total                                         411                    144,829,263.44                100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $352,383.


           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

------------------------------------------------------------------------------------------------------------------
                                           Number of             Aggregate Principal           Percent of Mortgage
 Original Loan-to-Value Ratios (%)      Mortgage Loans           Balace Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
           50.00 or Less                       16                   6,669,955.86                    4.61
           50.01 to 55.00                       2                     763,783.73                    0.53
           55.01 to 60.00                      19                   8,634,409.69                    5.96
           60.01 to 65.00                      19                   9,679,566.43                    6.68
           65.01 to 70.00                      40                  16,889,860.29                   11.66
           70.01 to 75.00                      66                  28,535,347.90                   19.70
           75.01 to 80.00                     212                  61,290,788.11                   42.32
           80.01 to 85.00                       4                   1,524,179.63                    1.05
           85.01 to 90.00                      22                   7,222,383.18                    4.99
           90.01 to 95.00                      11                   3,618,988.62                    2.50
------------------------------------------------------------------------------------------------------------------
Total                                         411                 144,829,263.44                  100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 73.62%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

------------------------------------------------------------------------------------------------------------------
     State Distribution of              Number of             Aggregate Principal           Percent of Mortgage
     Mortgaged Properties            Mortgage Loans           Balace Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Arizona                                    11                     3,924,730.02                       2.71
California                                171                    66,838,368.57                      46.15
Colorado                                    8                     3,226,962.62                       2.23
Florida                                    18                     6,356,787.45                       4.39
Georgia                                    15                     4,858,665.22                       3.35
Hawaii                                      7                     4,015,484.12                       2.77
New York                                    9                     3,227,757.04                       2.23
Ohio                                        8                     3,093,734.69                       2.14
Texas                                      47                    12,839,499.96                       8.87
Washington                                 20                     6,429,047.94                       4.44
Other (less than 2%)                       97                    30,018,225.81                      20.73
------------------------------------------------------------------------------------------------------------------
Total                                     411                   144,829,263.44                     100.00
==================================================================================================================

(1) "Other" includes 29 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.62% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                  Documentation Programs for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                        Number of             Aggregate Principal           Percent of Mortgage
        Type of Program              Mortgage Loans           Balace Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Alternative                                182                    55,859,295.62                     38.57
Full                                       164                    63,054,632.87                     43.54
Reduced                                     55                    22,847,424.93                     15.78
Streamlined                                  9                     2,738,503.03                      1.89
No Income/No Asset                           1                       329,406.99                      0.23
------------------------------------------------------------------------------------------------------------------
Total                                      411                   144,829,263.44                    100.00
==================================================================================================================

                          Types of Mortgaged Properties

------------------------------------------------------------------------------------------------------------------
                                            Number of             Aggregate Principal           Percent of Mortgage
           Property Type                 Mortgage Loans           Balace Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Single Family Residence                      294                102,101,761.73                      70.50
Planned Unit Development                      99                 36,309,357.57                      25.07
Low-rise Condominium                          14                  4,761,993.51                       3.29
2-4 Family Residence                           3                  1,250,558.55                       0.86
High-rise Condominium                          1                    405,592.08                       0.28
------------------------------------------------------------------------------------------------------------------
Total                                        411                144,829,263.44                     100.00
==================================================================================================================

                         Purposes of the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                          Number of             Aggregate Principal           Percent of Mortgage
          Loan Purpose                 Mortgage Loans           Balace Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                   226                   70,242,256.41                        48.50
Refinance (cash-out)                        95                   38,562,597.07                        26.63
Refinance (rate/term)                       90                   36,024,409.96                        24.87
------------------------------------------------------------------------------------------------------------------
Total                                      411                  144,829,263.44                       100.00
==================================================================================================================

                    Occupancy Types of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
                                        Number of             Aggregate Principal           Percent of Mortgage
        Occupancy Type               Mortgage Loans           Balace Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
Owner Occupied                            388                    135,930,256.94                     93.86
Secondary Residence                        21                      8,195,979.35                      5.66
Investment                                  2                        703,027.15                      0.49
------------------------------------------------------------------------------------------------------------------
Total                                     411                    144,829,263.44                    100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.


              Remaining Terms to Maturity of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
  Remaining Term to Maturity           Number of              Aggregate Principal          Percent of Mortgage
           (months)                  Mortgage Loans          Balance Outstanding ($)             Pool (%)
------------------------------------------------------------------------------------------------------------------
              221                           1                        439,242.72                   0.30
              223                           1                        472,202.51                   0.33
              339                           1                        339,410.93                   0.23
              340                           4                      1,446,742.23                   1.00
              341                          35                     11,758,899.34                   8.12
              342                         169                     57,197,574.96                  39.49
              343                         199                     72,784,604.48                  50.26
              344                           1                        390,586.27                   0.27
------------------------------------------------------------------------------------------------------------------
Total                                     411                    144,829,263.44                 100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 342 months.

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-6
                                     Group 2

                Current Mortgage Rates of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
            Current                   Number of               Aggregate Principal           Percent of Mortgage
       Mortgage Rate (%)           Mortgate Loans           Balance Outstanding ($)             Pool(%)
------------------------------------------------------------------------------------------------------------------
             6.500                          3                      1,003,238.63                   3.26
             6.625                          1                        327,215.58                   1.06
             6.750                          2                        940,804.82                   3.05
             6.875                         10                      3,017,397.76                   9.79
             7.000                         11                      4,748,217.74                  15.41
             7.125                          8                      2,880,572.41                   9.35
             7.205                          1                        346,309.59                   1.12
             7.250                         11                      3,575,155.06                  11.60
             7.375                          6                      1,716,986.91                   5.57
             7.500                         11                      3,462,190.11                  11.23
             7.625                          7                      1,633,356.11                   5.30
             7.750                          6                      2,282,370.42                   7.41
             7.875                          3                        511,234.84                   1.66
             8.000                          2                        732,173.37                   2.38
             8.125                          2                      2,189,654.97                   7.10
             8.250                          4                        520,691.25                   1.69
             8.320                          1                         94,193.27                   0.31
             8.500                          2                        344,119.72                   1.12
             8.570                          1                         48,949.64                   0.16
             8.625                          1                         66,285.28                   0.22
             8.705                          1                         84,756.65                   0.27
             8.750                          1                         92,924.08                   0.30
             9.250                          1                         55,869.09                   0.18
             9.455                          1                        114,183.39                   0.37
             9.500                          1                         32,241.29                   0.10
------------------------------------------------------------------------------------------------------------------
         Total                             98                     30,821,091.98                 100.00
==================================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.362% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.360% per annum.

                  Current Mortgage Loan Principal Balances (1)

------------------------------------------------------------------------------------------------------------------
            Current                    Number of               Aggregate Principal         Percent of Mortgage
       Mortgage Balance (%)         Mortgate Loans           Balance Outstanding ($)             Pool(%)
------------------------------------------------------------------------------------------------------------------
          0.01 to 50,000.00                       6                       226,816.24              0.74
    50,000.01 to 100,000.00                      13                       987,321.36              3.20
   100,000.01 to 150,000.00                       2                       224,693.58              0.73
   150,000.01 to 200,000.00                       3                       479,296.92              1.56
   250,000.01 to 300,000.00                      18                     5,081,786.78             16.49
   300,000.01 to 350,000.00                      21                     6,755,872.43             21.92
   350,000.01 to 400,000.00                      16                     5,943,500.67             19.28
   400,000.01 to 450,000.00                       6                     2,525,776.63              8.19
   450,000.01 to 500,000.00                       5                     2,316,310.76              7.52
   500,000.01 to 550,000.00                       2                     1,035,011.97              3.36
   550,000.01 to 600,000.00                       1                       579,071.40              1.88
   600,000.01 to 650,000.00                       2                     1,211,541.76              3.93
   700,000.01 to 750,000.00                       1                       749,441.84              2.43
   750,000.01 to 1,000,000.00                     1                       833,172.09              2.70
1,500,000.01 to 2,000,000.00                      1                     1,871,477.55              6.07
------------------------------------------------------------------------------------------------------------------
Total                                            98                    30,821,091.98            100.00
==================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $314,501.


           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

------------------------------------------------------------------------------------------------------------------
 Original Loan-to-Value                      Number of             Aggregate Principal         Percent of
      Ratios (%)                           Mortgage Loans        Balance Outstanding ($)     Mortgage Pool (%)
------------------------------------------------------------------------------------------------------------------
50.00 or Less                                    10                    5,137,122.02              16.67
50.01 to 55.00                                    1                      351,065.11               1.14
55.01 to 60.00                                    3                      948,957.83               3.08
60.01 to 65.00                                    2                      766,049.80               2.49
65.01 to 70.00                                   11                    3,499,820.56              11.36
70.01 to 75.00                                   14                    5,978,887.70              19.40
75.01 to 80.00                                   40                   11,043,135.58              35.83
80.01 to 85.00                                    4                    1,090,021.98               3.54
85.01 to 90.00                                    2                      584,517.27               1.90
90.01 to 95.00                                   11                    1,421,514.13               4.61
------------------------------------------------------------------------------------------------------------------
Total                                            98                   30,821,091.98             100.00
==================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 69.15%. (2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

------------------------------------------------------------------------------------------------------------------
     State Distribution of               Number of               Aggregate Principal        Percent of Mortgage
     Mortgaged Properties            Mortgage Loans              Balance Outstanding ($)        Pool (%)
------------------------------------------------------------------------------------------------------------------
California                                   24                    8,665,054.07                  28.11
Colorado                                      2                      755,056.77                   2.45
Connecticut                                   2                      758,030.88                   2.46
Florida                                       4                      970,583.89                   3.15
Maryland                                      3                      854,940.94                   2.77
New Jersey                                    4                    1,564,273.11                   5.08
New York                                      2                    1,033,947.21                   3.35
Oklahoma                                      4                      623,372.69                   2.02
Oregon                                        1                      833,172.09                   2.70
Texas                                        20                    5,866,966.53                  19.04
Virginia                                      3                      905,017.85                   2.94
Wyoming                                       1                    1,871,477.55                   6.07
Other (less than 2%)                         28                    6,119,198.40                  19.85
------------------------------------------------------------------------------------------------------------------
Total                                        98                   30,821,091.98                 100.00
==================================================================================================================

(1) "Other" includes 17 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 6.07% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                  Documentation Programs for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                       Number of                Aggregate Principal        Percent of Mortgage
        Type of Program            Mortgage Loans              Balance Outstanding ($)           Pool (%)
------------------------------------------------------------------------------------------------------------------
Reduced                                      38                    13,246,566.94                 42.98
Full                                         25                     9,934,718.69                 32.23
Alternative                                  22                     5,392,899.06                 17.50
No Income/No Asset                            8                       808,151.82                  2.62
Streamlined                                   5                     1,438,755.47                  4.67
------------------------------------------------------------------------------------------------------------------
Total                                        98                    30,821,091.98                100.00
==================================================================================================================

                          Types of Mortgaged Properties

------------------------------------------------------------------------------------------------------------------

   Property Type
------------------------------------------------------------------------------------------------------------------
Single Family Residence                     69                     21,509,993.92                 69.79
Planned Unit Development                    25                      8,273,362.42                 26.84
Low-rise Condominium                         4                      1,037,735.64                  3.37
------------------------------------------------------------------------------------------------------------------
Total                                       98                     30,821,091.98                100.00
==================================================================================================================

                         Purposes of the Mortgage Loans

------------------------------------------------------------------------------------------------------------------
                                       Number of                 Aggregate Principal        Percent of Mortgage
          Loan Purpose              Mortgage Loans              Balance Outstanding ($)          Pool (%)
------------------------------------------------------------------------------------------------------------------
Purchase                                    50                     13,837,351.15                 44.90
Refinance (rate/term)                       31                     10,617,849.96                 34.45
Refinance (cash-out)                        17                      6,365,890.87                 20.65
------------------------------------------------------------------------------------------------------------------
Total                                       98                     30,821,091.98                100.00
==================================================================================================================

                    Occupancy Types of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
                                       Number of                 Aggregate Principal        Percent of Mortgage
        Occupancy Type              Mortgage Loans              Balance Outstanding ($)          Pool (%)
------------------------------------------------------------------------------------------------------------------
Investment                                    3                        394,415.60                 1.28
Owner Occupied                               95                     30,426,676.38                98.72
------------------------------------------------------------------------------------------------------------------
Total                                        98                     30,821,091.98               100.00
==================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

              Remaining Terms to Maturity of the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------
    Remaining Term to                  Number of                 Aggregate Principal        Percent of Mortgage
    Maturity (months)               Mortgage Loans              Balance Outstanding ($)          Pool (%)
------------------------------------------------------------------------------------------------------------------
             153                              1                         32,241.29                 0.10
             160                              4                      2,130,570.57                 6.91
             161                             25                      7,655,976.97                24.84
             162                             34                      9,448,990.95                30.66
             163                             34                     11,553,312.20                37.49
------------------------------------------------------------------------------------------------------------------
Total                                        98                     30,821,091.98               100.00
==================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 162 months.

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

                 Certificateholder Monthly Distribution Summary

                                       Class          Certificate Rate        Beginning          Pass Through Rate     Principal
Class             Cusip             Description             Type               Balance                  (%)           Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1             12669BM58               Senior           Fix-30/360         34,315,731.12             7.000000        10,495,751.91
1A2             12669BM66               Senior           Fix-30/360         33,254,000.00             7.000000                   --
1A3             12669BM74               Senior           Fix-30/360         17,847,000.00             7.000000                   --
1A4             12669BM82               Senior           Fix-30/360          4,434,866.66             7.250000         1,356,440.87
1A5             12669BM90               Senior           Fix-30/360          4,434,866.66             6.750000         1,356,440.87
1A6             12669BN24               Senior           Fix-30/360         30,000,000.00             7.000000                   --
1A7             12669BN32               Senior           Fix-30/360            312,000.00             7.000000                   --
1A8             12669BP63               Senior           Fix-30/360         21,506,913.90             7.000000         2,279,939.39
2A1             12669BN40               Senior           Fix-30/360         30,811,787.98             6.500000         2,661,876.59
PO                                                                             659,551.78             0.000000            39,001.29
PO-1            12669BP22             Strip PO           Fix-30/360            610,436.08             0.000000            37,909.12
PO-2            12669BP22             Strip PO           Fix-30/360             49,115.70             0.000000             1,092.17
AR              12669BN57               Senior           Fix-30/360                    --             7.000000                   --
-----------------------------------------------------------------------------------------------------------------------------------
M               12669BN65            Mezzanine           Var-30/360          5,936,147.46             6.919159             7,568.74
B1              12669BN73               Junior           Var-30/360          3,683,900.42             6.919159             4,697.07
B2              12669BN81               Junior           Var-30/360          2,455,933.61             6.919159             3,131.38
B3              12669BQ88               Junior           Var-30/360          2,046,611.35             6.919159             2,609.48
B4              12669BQ96               Junior           Var-30/360          1,023,305.67             6.919159             1,304.74
B5              12669BR20               Junior           Var-30/360          1,137,952.46             6.919159             1,450.92
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                     193,860,569.07                             18,210,213.25
-----------------------------------------------------------------------------------------------------------------------------------


                  Interest              Total            Current Realized                           Cumulative
Class           Distribution         Distribution             Losses          Ending Balance      Realized Losses
-----------------------------------------------------------------------------------------------------------------
1A1               200,175.10        10,695,927.01                    --        23,819,979.21                   --
1A2               193,981.67           193,981.67                    --        33,254,000.00                   --
1A3               104,107.50           104,107.50                    --        17,847,000.00                   --
1A4                26,793.99         1,383,234.86                    --         3,078,425.79                   --
1A5                24,946.12         1,381,387.00                    --         3,078,425.79                   --
1A6               175,000.00           175,000.00                    --        30,000,000.00                   --
1A7                 1,820.00             1,820.00                    --           312,000.00                   --
1A8               125,457.00         2,405,396.39                    --        19,226,974.52                   --
2A1               166,897.18         2,828,773.78                    --        28,149,911.39                   --
PO                        --            39,001.29                    --           620,550.48                   --
PO-1                      --            37,909.12                    --           572,526.95                   --
PO-2                      --             1,092.17                    --            48,023.53                   --
AR                        --                   --                    --                   --                   --
-----------------------------------------------------------------------------------------------------------------
M                  34,227.62            41,796.37                    --         5,928,578.71                   --
B1                 21,241.24            25,938.31                    --         3,679,203.35                   --
B2                 14,160.83            17,292.21                    --         2,452,802.23                   --
B3                 11,800.69            14,410.17                    --         2,044,001.87                   --
B4                  5,900.35             7,205.09                    --         1,022,000.92                   --
B5                  6,561.40             8,012.31                    --         1,136,501.54            85,642.49
-----------------------------------------------------------------------------------------------------------------
Totals          1,113,070.69        19,323,283.96                    --       175,650,355.80            85,642.49
-----------------------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

                         Principal Distribution Detail

                                    Original            Beginning             Scheduled                                 Unscheduled
                                  Certificate          Certificate            Principal              Accretion           Principal
Class             Cusip             Balance              Balance             Distribution            Principal          Adjustments
-----------------------------------------------------------------------------------------------------------------------------------
1A1             12669BM58       162,492,000.00        34,315,731.12         10,495,751.91                   --                   --
1A2             12669BM66        33,254,000.00        33,254,000.00                    --                   --                   --
1A3             12669BM74        17,847,000.00        17,847,000.00                    --                   --                   --
1A4             12669BM82        21,000,000.00         4,434,866.66          1,356,440.87                   --                   --
1A5             12669BM90        21,000,000.00         4,434,866.66          1,356,440.87                   --                   --
1A6             12669BN24        30,000,000.00        30,000,000.00                    --                   --                   --
1A7             12669BN32           312,000.00           312,000.00                    --                   --                   --
1A8             12669BP63        49,350,000.00        21,506,913.90          2,279,939.39                   --                   --
2A1             12669BN40        67,136,000.00        30,811,787.98          2,661,876.59                   --                   --
PO                                  807,608.82           659,551.78             39,001.29                   --                   --
PO-1            12669BP22           744,564.60           610,436.08             37,909.12                   --                   --
PO-2            12669BP22            63,044.22            49,115.70              1,092.17                   --                   --
AR              12669BN57               100.00                   --                    --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
M               12669BN65         6,091,000.00         5,936,147.46              7,568.74                   --                   --
B1              12669BN73         3,780,000.00         3,683,900.42              4,697.07                   --                   --
B2              12669BN81         2,520,000.00         2,455,933.61              3,131.38                   --                   --
B3              12669BQ88         2,100,000.00         2,046,611.35              2,609.48                   --                   --
B4              12669BQ96         1,050,000.00         1,023,305.67              1,304.74                   --                   --
B5              12669BR20         1,260,291.18         1,137,952.46              1,450.92                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                          420,000,000.00       193,860,569.07         18,210,213.25                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------


                                                                  Ending                Ending
                     Net Principal        Current Realized      Certificate           Certificate
Class                Distribution              Losses             Balance               Factor
--------------------------------------------------------------------------------------------------
1A1                  10,495,751.91                    --        23,819,979.21        0.14659170426
1A2                             --                    --        33,254,000.00        1.00000000000
1A3                             --                    --        17,847,000.00        1.00000000000
1A4                   1,356,440.87                    --         3,078,425.79        0.14659170418
1A5                   1,356,440.87                    --         3,078,425.79        0.14659170418
1A6                             --                    --        30,000,000.00        1.00000000000
1A7                             --                    --           312,000.00        1.00000000000
1A8                   2,279,939.39                    --        19,226,974.52        0.38960434684
2A1                   2,661,876.59                    --        28,149,911.39        0.41929682118
PO                       39,001.29                    --           620,550.48        0.76838001844
PO-1                     37,909.12                    --           572,526.95        0.76894194656
PO-2                      1,092.17                    --            48,023.53        0.76174353777
AR                              --                    --                   --        0.00000000000
--------------------------------------------------------------------------------------------------
M                         7,568.74                    --         5,928,578.71        0.97333421661
B1                        4,697.07                    --         3,679,203.35        0.97333421995
B2                        3,131.38                    --         2,452,802.23        0.97333421865
B3                        2,609.48                    --         2,044,001.87        0.97333422255
B4                        1,304.74                    --         1,022,000.92        0.97333421319
B5                        1,450.92                    --         1,136,501.54        0.90177695483
--------------------------------------------------------------------------------------------------
Totals               18,210,213.25                    --       175,650,355.80
--------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

                          Interest Distribution Detail

              Beginning                 Pass
             Certificate            Through Rate      Accrued Optimal        Cumulative Unpaid          Deferred           Total
Class          Balance                  (%)              Interest                 Interest              Interest       Interest Due
-----------------------------------------------------------------------------------------------------------------------------------
1A1         34,315,731.12             7.000000           200,175.10                    --                   --          200,175.10
1A2         33,254,000.00             7.000000           193,981.67                    --                   --          193,981.67
1A3         17,847,000.00             7.000000           104,107.50                    --                   --          104,107.50
1A4          4,434,866.66             7.250000            26,793.99                    --                   --           26,793.99
1A5          4,434,866.66             6.750000            24,946.12                    --                   --           24,946.12
1A6         30,000,000.00             7.000000           175,000.00                    --                   --          175,000.00
1A7            312,000.00             7.000000             1,820.00                    --                   --            1,820.00
1A8         21,506,913.90             7.000000           125,457.00                    --                   --          125,457.00
2A1         30,811,787.98             6.500000           166,897.18                    --                   --          166,897.18
PO             659,551.78             0.000000                   --                    --                   --                  --
PO-1           610,436.08             0.000000                   --                    --                   --                  --
PO-2            49,115.70             0.000000                   --                    --                   --                  --
AR                     --             7.000000                   --                    --                   --                  --
-----------------------------------------------------------------------------------------------------------------------------------
M            5,936,147.46             6.919159            34,227.62                    --                   --           34,227.62
B1           3,683,900.42             6.919159            21,241.24                    --                   --           21,241.24
B2           2,455,933.61             6.919159            14,160.83                    --                   --           14,160.83
B3           2,046,611.35             6.919159            11,800.69                    --                   --           11,800.69
B4           1,023,305.67             6.919159             5,900.35                    --                   --            5,900.35
B5           1,137,952.46             6.919159             6,561.40                    --                   --            6,561.40
-----------------------------------------------------------------------------------------------------------------------------------
Totals     193,860,569.07                              1,113,070.69                    --                   --        1,113,070.69
-----------------------------------------------------------------------------------------------------------------------------------


                                   Unscheduled
              Net Prepayment         Interest
Class          Int Shortfall        Adjustment         Interest Paid
--------------------------------------------------------------------
1A1                    --                   --           200,175.10
1A2                    --                   --           193,981.67
1A3                    --                   --           104,107.50
1A4                    --                   --            26,793.99
1A5                    --                   --            24,946.12
1A6                    --                   --           175,000.00
1A7                    --                   --             1,820.00
1A8                    --                   --           125,457.00
2A1                    --                   --           166,897.18
PO                     --                   --                   --
PO-1                   --                   --                   --
PO-2                   --                   --                   --
AR                     --                   --                   --
--------------------------------------------------------------------
M                      --                   --            34,227.62
B1                     --                   --            21,241.24
B2                     --                   --            14,160.83
B3                     --                   --            11,800.69
B4                     --                   --             5,900.35
B5                     --                   --             6,561.40
--------------------------------------------------------------------
Totals                 --                   --         1,113,070.69
--------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
       YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

                          Current Payment Information
                               Factors per $1,000

                                                 Original           Beginning Cert.
                                                Certificate            Notional                 Principal                Interest
Class                      Cusip                  Balance               Balance                Distribution            Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1                      12669BM58           162,492,000.00           211.184126705            64.592422443             1.231907406
1A2                      12669BM66            33,254,000.00         1,000.000000000             0.000000000             5.833333333
1A3                      12669BM74            17,847,000.00         1,000.000000000             0.000000000             5.833333333
1A4                      12669BM82            21,000,000.00           211.184126581            64.592422405             1.275904098
1A5                      12669BM90            21,000,000.00           211.184126581            64.592422405             1.187910712
1A6                      12669BN24            30,000,000.00         1,000.000000000             0.000000000             5.833333333
1A7                      12669BN32               312,000.00         1,000.000000000             0.000000000             5.833333333
1A8                      12669BP63            49,350,000.00           435.803726525            46.199379684             2.542188405
2A1                      12669BN40            67,136,000.00           458.945840972            39.649019792             2.485956639
PO                                               807,608.82           816.672334014            48.292303197             0.000000000
PO-1                     12669BP22               744,564.60           819.856433225            50.914486668             0.000000000
PO-2                     12669BP22                63,044.22           779.067453484            17.323915719             0.000000000
AR                       12669BN57                   100.00             0.000000000             0.000000000             0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                        12669BN65             6,091,000.00           974.576827454             1.242610842             5.619376807
B1                       12669BN73             3,780,000.00           974.576830798             1.242610846             5.619376826
B2                       12669BN81             2,520,000.00           974.576829496             1.242610845             5.619376819
B3                       12669BQ88             2,100,000.00           974.576833402             1.242610850             5.619376841
B4                       12669BQ96             1,050,000.00           974.576824028             1.242610838             5.619376787
B5                       12669BR20             1,260,291.18           902.928210606             1.151255771             5.206253322
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                       420,000,000.00           461.572783500            43.357650595             2.650168310
-----------------------------------------------------------------------------------------------------------------------------------


                           Ending Cert.
                             Notional             Pass Through Rate
Class                        Balance                     (%)
-------------------------------------------------------------------
1A1                        146.591704262                7.000000
1A2                      1,000.000000000                7.000000
1A3                      1,000.000000000                7.000000
1A4                        146.591704177                7.250000
1A5                        146.591704177                6.750000
1A6                      1,000.000000000                7.000000
1A7                      1,000.000000000                7.000000
1A8                        389.604346841                7.000000
2A1                        419.296821179                6.500000
PO                         768.380018435                0.000000
PO-1                       768.941946557                0.000000
PO-2                       761.743537765                0.000000
AR                           0.000000000                7.000000
-------------------------------------------------------------------
M                          973.334216612                6.919159
B1                         973.334219952                6.919159
B2                         973.334218651                6.919159
B3                         973.334222552                6.919159
B4                         973.334213190                6.919159
B5                         901.776954835                6.919159
-------------------------------------------------------------------
Totals                     418.215132857
-------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

Pool Level Data

Distribution Date                                                                                                            9/25/02
Cut-off Date                                                                                                                  2/1/01
Determination Date                                                                                                            9/1/02
Accrual Period 30/360                           Begin                                                                         8/1/02
                                                End                                                                           9/1/02
Number of Days in 30/360 Accrual Period                                                                                           30

------------------------------------------------------------------------------------------------------------------------------------
                                              Collateral Information
------------------------------------------------------------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                                  350,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                     160,366,869.40
Ending Aggregate Pool Stated Principal Balance                                                                        144,829,263.44

Beginning Aggregate Certificate Stated Principal Balance                                                              193,860,569.06
Ending Aggregate Certificate Stated Principal Balance                                                                 175,650,355.80

Beginning Aggregate Loan Count                                                                                                   457
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   46
Ending Aggregate Loan Count                                                                                                      411

Beginning Weighted Average Loan Rate (WAC)                                                                                 7.702231%
Ending Weighted Average Loan Rate (WAC)                                                                                    7.700131%

Beginning Net Weighted Average Loan Rate                                                                                   7.436779%
Ending Net Weighted Average Loan Rate                                                                                      7.433992%

Weighted Average Maturity (WAM) (Months)                                                                                         340

Servicer Advances                                                                                                          70,299.32

Aggregate Pool Prepayment                                                                                              15,406,828.62
Pool Prepayment Rate                                                                                                     70.2730 CPR


Group 2
-------
Cut-Off Date Balance                                                                                                   69,761,274.29

Beginning Aggregate Pool Stated Principal Balance                                                                      33,493,699.28
Ending Aggregate Pool Stated Principal Balance                                                                         30,821,091.98

Beginning Aggregate Certificate Stated Principal Balance                                                              193,860,569.06
Ending Aggregate Certificate Stated Principal Balance                                                                 175,650,355.80

Beginning Aggregate Loan Count                                                                                                   105

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                    7
Ending Aggregate Loan Count                                                                                                       98

Beginning Weighted Average Loan Rate (WAC)                                                                                 7.346508%
Ending Weighted Average Loan Rate (WAC)                                                                                    7.369840%

Beginning Net Weighted Average Loan Rate                                                                                   7.077184%
Ending Net Weighted Average Loan Rate                                                                                      7.099672%

Weighted Average Maturity (WAM) (Months)                                                                                         161

Servicer Advances                                                                                                           3,580.68

Aggregate Pool Prepayment                                                                                               2,549,978.01
Pool Prepayment Rate                                                                                                     61.4757 CPR

------------------------------------------------------------------------------------------------------------------------------------
                                               Certificate Information
------------------------------------------------------------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                                                     91.4550827762%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 8.5449172238%
Subordinate Prepayment Percentage                                                                                      0.0000000000%


Group 2
-------
Senior Percentage                                                                                                     92.1278864396%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 7.8721135604%
Subordinate Prepayment Percentage                                                                                      0.0000000000%


Certificate Account

Beginning Balance                                                                                                                 --

Deposit
Payments of Interest and Principal                                                                                     19,432,691.53
Liquidation Proceeds                                                                                                              --
All Other Proceeds                                                                                                                --
Other Amounts                                                                                                                     --
                                                                                                                      --------------
Total Deposits                                                                                                         19,432,691.53

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

Withdrawals
Reimbursement of Servicer Advances                                                                                                --
Payment of Master Servicer Fees                                                                                            29,645.99
Payment of Sub Servicer Fees                                                                                                1,150.38
Payment of Other Fees                                                                                                      79,761.60
Payment of Insurance Premium(s)                                                                                                   --
Payment of Personal Mortgage Insurance                                                                                            --
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                  --
Payment of Principal and Interest                                                                                      19,323,283.95
                                                                                                                       -------------
Total Withdrawals                                                                                                      19,433,841.91

Ending Balance                                                                                                             78,611.21


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  10,741.63
Compensation for Gross PPIS from Servicing Fees                                                                            10,741.63
Other Gross PPIS Compensation                                                                                                     --
                                                                                                                        ------------
Total Net PPIS (Non-Supported PPIS)                                                                                               --


Master Servicing Fees Paid                                                                                                 29,645.99
Sub Servicing Fees Paid                                                                                                     1,150.38
Insurance Premium(s) Paid                                                                                                         --
Personal Mortgage Insurance Fees Paid                                                                                             --
Other Fees Paid                                                                                                            79,761.60
                                                                                                                        ------------
Total Fees                                                                                                                110,557.97

------------------------------------------------------------------------------------------------------------------------------------
                                                 Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------

Group 1
-------

Delinquency                                                   30-59 Days          60-89 Days            90+ Days              Totals
-----------                                             ----------------    ----------------    ----------------    ----------------
Scheduled Principal Balance                                 4,544,304.41        1,411,386.84          341,259.62        6,296,950.87
Percentage of Total Pool Balance                               3.137698%           0.974518%           0.235629%           4.347844%
Number of Loans                                                       14                   4                   1                  19
Percentage of Total Loans                                      3.406326%           0.973236%           0.243309%           4.622871%

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

Foreclosure
-----------
Scheduled Principal Balance                                                                                             2,294,160.44
Percentage of Total Pool Balance                                                                                           1.584045%
Number of Loans                                                                                                                    9
Percentage of Total Loans                                                                                                  2.189781%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                       --
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
---
Scheduled Principal Balance                                                                                               785,854.05
Percentage of Total Pool Balance                                                                                           0.542607%
Number of Loans                                                                                                                    2
Percentage of Total Loans                                                                                                  0.486618%

Book Value of all REO Loans                                                                                                       --
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                           --
Additional Gains (Recoveries)/Losses                                                                                              --
Total Realized Losses                                                                                                      85,982.49

Group 2
-------
Delinquency                                                  30-59 Days          60-89 Days            90+ Days              Totals
-----------                                            ----------------    ----------------    ----------------    ----------------
Scheduled Principal Balance                                  367,832.95                  --                  --          367,832.95
Percentage of Total Pool Balance                              1.193446%           0.000000%           0.000000%           1.193446%
Number of Loans                                                       2                   0                   0                   2
Percentage of Total Loans                                     2.040816%           0.000000%           0.000000%           2.040816%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                  CWMBS, INC.
                        CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

-----------------------------------------------------------------------------------------------------------------------------------
                                  Subordination/Credit Enhancement Information
-----------------------------------------------------------------------------------------------------------------------------------

Protection                                                                                        Original               Current
----------                                                                                     --------------        --------------
Bankruptcy Loss                                                                                    200,000.00            200,000.00
Bankruptcy Percentage                                                                               0.047646%             0.113863%
Credit/Fraud Loss                                                                                8,400,000.00          8,400,000.00
Credit/Fraud Loss Percentage                                                                        2.001137%             4.782228%
Special Hazard Loss                                                                              8,400,000.00          7,485,910.20
Special Hazard Loss Percentage                                                                      2.001137%             4.261825%

Credit Support                                                                                    Original               Current
--------------                                                                                 --------------        --------------
Class A                                                                                        403,198,708.82        159,387,267.17
Class A Percentage                                                                                 95.999693%            90.741215%

Class M                                                                                          6,091,000.00          5,928,578.71
Class M Percentage                                                                                  1.450238%             3.375216%

Class B1                                                                                         3,780,000.00          3,679,203.35
Class B1 Percentage                                                                                 0.900000%             2.094618%

Class B2                                                                                         2,520,000.00          2,452,802.23
Class B2 Percentage                                                                                 0.600000%             1.396412%

Class B3                                                                                         2,100,000.00          2,044,001.87
Class B3 Percentage                                                                                 0.500000%             1.163676%

Class B4                                                                                         1,050,000.00          1,022,000.92
Class B4 Percentage                                                                                 0.250000%             0.581838%

Class B5                                                                                         1,260,291.18          1,136,501.54
Class B5 Percentage                                                                                 0.300069%             0.647025%

    THE
  BANK OF
    NEW
   YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew, MBS Unit
      212-815-3236

                                   CWMBS, INC.
                         CHL MORTGAGE PASS-THROUGH TRUST
                                 SERIES 2001-6


Credit Support                                                                                        Original               Current
--------------                                                                              ------------------    ------------------
